This Joint Filing Agreement confirms the agreement by and among the undersigned that the Schedule 13G is filed on behalf of each of the reporting person(s) identified below.

Legg Mason Capital Management, Inc.


By:_____/s/_Nicholas C. Milano____________________________
        Nicholas C. Milano, Chief Compliance Officer


Legg Mason Value Trust


By:___/s/_Gregory T. Merz_________________________________
      Gregory T. Merz, Vice President


LMM LLC


By:_____/s/_Nicholas C. Milano____________________________
        Nicholas C. Milano, Chief Compliance Officer